Exhibit 24.1

POWER OF ATTORNEY

Teledyne Technologies Incorporated 2014 Incentive Award Plan —

Form S-8 Registration Statement

The undersigned officers and directors of Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), do hereby constitute and appoint Melanie S. Cibik and S. Paul Sassalos, or either of them, our true and lawful attorneys and agents, to execute, file and deliver a Registration Statement on Form S-8 (or other appropriate form) (“Form S-8”) with respect to the Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “2014 Plan”), which registers up to the sum of (i) 1,800,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and (ii) any shares of Common Stock which as of the effective date of the 2014 Plan are available for issuance under the Teledyne Technologies Incorporated Amended and Restated 2008 Incentive Award Plan (the “2008 Plan”), for and under the 2014 Plan, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, and to do any and all acts or things, in our name and on our behalf in our capacities as directors and officers of Teledyne as listed below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Teledyne to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form S-8 (including without limitation executing, filing and delivering any amendments to the Form S-8), and the undersigned do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Witness the due execution hereof as of February 18, 2014.

/s/ Robert Mehrabian Robert Mehrabian	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Susan L. Main Susan L. Main	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Wajid Ali Wajid Ali	Vice President and Controller (Principal Accounting Officer)

/s/ Roxanne S. Austin Roxanne S. Austin	Director

/s/ Ruth E. Burch Ruth E. Burch	Director

/s/ Frank V. Cahouet Frank V. Cahouet	Director

/s/ Charles Crocker Charles Crocker	Director

/s/ Kenneth C. Dahlberg Kenneth C. Dahlberg	Director

/s/ Simon M. Lorne Simon M. Lorne	Director

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/s/ Paul D. Miller Paul D. Miller	Director

/s/ Michael T. Smith Michael T. Smith	Director

/s/ Wesley W. von Schack Wesley W. von Schack	Director

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